Exhibit 99.1

WD Reports Fiscal Third Quarter 2026 Financial Results

Q3FY26 Highlights:
•Revenue of $3.34 billion, up 45% year-over-year
•GAAP gross margin of 50.2%; non-GAAP gross margin of 50.5%
•GAAP diluted EPS of $8.20; non-GAAP diluted EPS of $2.72
•Cash flow from operations of $1.12 billion; free cash flow of $978 million
•Q4FY26 revenue expected to be up 36% to 44% year-over-year
•Q4FY26 non-GAAP gross margin expected to be in the range of 51% to 52%

SAN JOSE, Calif. — April 30, 2026 — Western Digital Corporation (Nasdaq: WDC) today reported fiscal third quarter 2026 financial results for the period ended April 3, 2026.

“WD started calendar year 2026 with great execution, driving strong sequential and year-over-year revenue growth in all our end markets, while expanding gross and operating margins. Gross margin exceeded 50%, reflecting our continued delivery of innovation across an expanding set of customers. Given our confidence in the durability of our business, we are also announcing a 20% increase in the quarterly cash dividend on the company’s common stock to $0.15 per share,” said Irving Tan, CEO of WD. “The demand drivers are clear: Virtually every AI workload, from training, inference, agentic AI to physical AI, creates data that is stored persistently and cost-efficiently on HDDs.”

Western Digital Reports Fiscal Third Quarter 2026 Financial Results

Q3FY26 Financial Highlights

($ in millions, except per share amounts)
	GAAP

	Q3FY26	Q2FY26	Q3FY25	Q/Q	Y/Y
Revenue	$3,337	$3,017	$2,294	+11%	+45%
Gross Margin	50.2%	45.7%	39.8%	+450 bps	+1040 bps
Operating Income	$1,190	$908	$760	+31%	+57%
Operating Margin	35.7%	30.1%	33.1%	+560 bps	+260 bps
Diluted Net Income Attributable to Common Shareholders	$3,172	$1,802	$755	+76%	+320%
Diluted Net Income Per Common Share	$8.20	$4.73	$2.11	+73%	+289%

	Non-GAAP

	Q3FY26	Q2FY26	Q3FY25	Q/Q	Y/Y
Revenue	$3,337	$3,017	$2,294	+11%	+45%
Gross Margin	50.5%	46.1%	40.1%	+440 bps	+1040 bps
Operating Income	$1,287	$1,019	$596	+26%	+116%
Operating Margin	38.6%	33.8%	26.0%	+480 bps	+1260 bps
Diluted Net Income Attributable to Common Shareholders	$1,048	$807	$487	+30%	+115%
Diluted Net Income Per Common Share	$2.72	$2.13	$1.38	+28%	+97%

Western Digital Reports Fiscal Third Quarter 2026 Financial Results

Business Outlook for Fiscal Fourth Quarter of 2026
“Our business continues to strengthen with visibility extending as we continue to build momentum across all our end markets, driven by innovation, strong customer engagements, and disciplined execution. We have also strengthened our balance sheet while deploying our robust free cash flow to drive shareholder returns,” said Kris Sennesael, CFO of WD. “For our fiscal fourth quarter of 2026, at the mid-point of the ranges provided in the table below, we expect revenues of $3.65 billion, non-GAAP gross margin of 51.5%, with non-GAAP EPS of $3.25.”

Non-GAAP(1)
Revenue	$3.65B +/- $100M
Gross margin	51% - 52%
Operating expenses	$385M - $395M
Interest and other expense, net	~ $10M
Tax rate	~ 16%
Diluted net income per common share	$3.25 +/- $0.15
Diluted weighted average shares	~ 385M

(1)     We provide earnings guidance only on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate or cannot be allocated or quantified with certainty and is dependent on future events outside of our control. Please refer to the section titled “Non-GAAP Guidance” under “Discussion Regarding the Use of Non-GAAP Financial Measures” in this press release for additional information regarding the non-GAAP measures, including quantification of known expected adjustment items.

Dividend
WD’s Board of Directors declared a cash dividend of $0.15 per share of the company’s common stock, which will be paid on June 17, 2026 to stockholders of record as of the close of business on June 5, 2026.

WD’s Fiscal Third Quarter 2026 Conference Call
WD will host a conference call to discuss its fiscal third quarter 2026 results and business outlook for the fiscal fourth quarter of 2026 today at 1:30 p.m. Pacific / 4:30 p.m. Eastern. The live and archived conference call and the earnings presentation can be accessed online at investor.wdc.com.

About WD
WD, also known as Western Digital, builds the storage infrastructure that powers certainty in the AI-driven data economy. At the forefront of innovation, WD partners with the world’s leading hyperscalers, cloud service providers, and enterprises to enable reliable storage solutions that are proven and trusted at scale. Driven by a culture of innovation and execution, WD helps customers store, protect, and use the world’s data with confidence. Follow WD on LinkedIn and learn more at www.wd.com.

Western Digital Reports Fiscal Third Quarter 2026 Financial Results

Basis of Presentation
On February 21, 2025 (the “Separation Date”), Western Digital Corporation (“WDC”) completed the previously announced separation (the “Separation”) of its Flash business unit into a separate company, Sandisk Corporation (“Sandisk”).

The financial and operating results of Sandisk subsequent to the Separation Date are no longer consolidated into WDC’s financial and operating results. For all periods prior to the Separation Date, the historical results of WDC are reflected on a continuing operations basis with the historical results of Sandisk for such periods reflected as discontinued operations in WDC’s financial highlights and condensed consolidated statements of operations included in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s business outlook and operational and financial performance for the fiscal fourth quarter of 2026 and beyond, and demand and market conditions for our products and growth opportunities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse global or regional conditions, including new or additional tariffs or trade restrictions; the company’s dependence on a limited number of qualified suppliers; volatility in demand for the company’s products; the impact of business and market conditions, including inflation, increases in interest rates and an economic recession; the outcome and impact of the company’s completed Separation of its HDD and Flash businesses; the impact of competitive products and pricing; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company’s level of debt and other financial obligations; changes to the company’s relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; any decisions to reduce or discontinue paying cash dividends or repurchasing shares of the company’s common stock; the company’s ability to achieve its greenhouse gas emissions reduction and other sustainability goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 14, 2025 to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Revenue, net	$3,337	$2,294	$9,172	$6,915
Cost of revenue	1,661	1,382	4,889	4,290
Gross profit	1,676	912	4,283	2,625
Operating expenses:
Research and development	294	245	877	732
Selling, general and administrative	147	108	413	444
Litigation matter	—	(201)	—	(198)
Business realignment charges	45	—	103	(7)
Total operating expenses	486	152	1,393	971
Operating income	1,190	760	2,890	1,654
Interest and other income (expense), net	2,169	(686)	3,768	(871)
Income before taxes	3,359	74	6,658	783
Income tax expense (benefit)	154	(698)	429	(608)
Net income from continuing operations	3,205	772	6,229	1,391
Net income (loss) from discontinued operations, net of taxes	—	(252)	—	216
Net income	$3,205	$520	$6,229	$1,607

WESTERN DIGITAL CORPORATION
EARNINGS PER COMMON SHARE
(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Net income from continuing operations	$3,205	$772	$6,229	$1,391
Dividends and income attributable to participating securities(1)	(37)	(17)	(123)	(37)
Basic net income from continuing operations attributable to common shareholders	3,168	755	6,106	1,354
Re-allocation of participating securities considered potentially dilutive	4	—	10	1
Diluted net income from continuing operations attributable to common shareholders	$3,172	$755	$6,116	$1,355

Weighted average shares:
Basic	342	348	343	346
Diluted	387	358	381	358

Net income from continuing operations per common share:
Basic	$9.26	$2.17	$17.80	$3.91
Diluted	$8.20	$2.11	$16.05	$3.79

(1)     Participating securities consisted of preferred stock because, prior to its conversion, it participated on a pro rata basis in any dividends declared on shares of common stock.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	April 3, 2026	June 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$2,050	$2,114
Accounts receivable, net	1,894	1,486
Inventories	1,357	1,291
Retained interest in Sandisk	1,187	354
Other current assets	423	611
Total current assets	6,911	5,856
Property, plant and equipment, net	2,422	2,343
Goodwill	4,321	4,319
Other non-current assets	1,391	1,484
Total assets	$15,045	$14,002
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,587	$1,266
Accrued expenses	766	719
Accrued compensation	501	407
Income taxes payable	202	800
Current portion of long-term debt	1,581	2,226
Total current liabilities	4,637	5,418
Long-term debt	—	2,485
Other liabilities	728	559
Total liabilities	5,365	8,462
Convertible preferred stock	—	229
Total shareholders’ equity	9,680	5,311
Total liabilities, convertible preferred stock and shareholders’ equity	$15,045	$14,002

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Cash flows from operating activities
Net income	$3,205	$520	$6,229	$1,607
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	96	110	276	365
Stock-based compensation	53	59	159	220
Deferred income taxes	47	(708)	131	(682)
Gain on business divestiture	—	—	—	(113)
(Gain) loss on retained interest in Sandisk	(2,734)	606	(4,448)	606
Costs in connection with debt-for-equity exchange	545	—	545	—
Other non-cash operating activities, net	4	31	16	93
Changes in:
Accounts receivable, net	(209)	527	(408)	96
Inventories	(9)	(317)	(64)	(429)
Accounts payable	70	114	289	302
Other assets and liabilities, net	55	(434)	(185)	(1,120)
Net cash provided by operating activities	1,123	508	2,540	945
Cash flows from investing activities
Purchases of property, plant and equipment, net	(145)	(128)	(310)	(336)
Net proceeds from business divestiture	—	210	—	401
Activity related to Flash Ventures, net	—	56	—	148
Strategic investments and other, net	—	4	(8)	7
Net cash provided by (used in) investing activities	(145)	142	(318)	220
Cash flows from financing activities
Employee stock plans, net	(102)	5	(165)	(23)
Repurchases of common stock	(752)	—	(1,920)	—
Dividends paid to shareholders	(43)	—	(130)	—
Proceeds from (repayments of) debt, net	(5)	1,968	(68)	1,893
Debt issuance costs	—	(74)	—	(74)
Cash transferred to Sandisk related to Separation	—	(1,366)	—	(1,366)
Net cash provided by (used in) financing activities	(902)	533	(2,283)	430
Effect of exchange rate changes on cash	(1)	3	(3)	3
Net increase (decrease) in cash and cash equivalents	75	1,186	(64)	1,598
Cash and cash equivalents, beginning of period	1,975	2,291	2,114	1,879
Cash and cash equivalents, end of period	$2,050	$3,477	$2,050	$3,477

WESTERN DIGITAL CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except percentages; unaudited)

	Three Months Ended			Nine Months Ended
	April 3, 2026	January 2, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP gross profit	$1,676	$1,380	$912	$4,283	$2,625
Stock-based compensation expense	9	8	7	26	26
Litigation matter	—	—	—	—	19
Other	(1)	3	1	3	2
Non-GAAP gross profit	$1,684	$1,391	$920	$4,312	$2,672

GAAP gross margin(1)	50.2%	45.7%	39.8%	46.7%	38.0%
Non-GAAP gross margin(1)	50.5%	46.1%	40.1%	47.0%	38.6%

GAAP operating expenses	$486	$472	$152	$1,393	$971
Stock-based compensation expense	(44)	(45)	(28)	(133)	(96)
Litigation matter	—	—	201	—	198
Business realignment charges	(40)	(52)	—	(95)	7
Other	(5)	(3)	(1)	(15)	(2)
Non-GAAP operating expenses	$397	$372	$324	$1,150	$1,078

GAAP operating income	$1,190	$908	$760	$2,890	$1,654
Gross profit adjustments	8	11	8	29	47
Operating expense adjustments	89	100	(172)	243	(107)
Non-GAAP operating income	$1,287	$1,019	$596	$3,162	$1,594

GAAP operating margin(1)	35.7%	30.1%	33.1%	31.5%	23.9%
Non-GAAP operating margin(1)	38.6%	33.8%	26.0%	34.5%	23.1%

GAAP interest and other income (expense), net	$2,169	$1,054	$(686)	$3,768	$(871)
(Gain) loss on retained interest in Sandisk	(2,734)	(1,103)	606	(4,448)	606
Costs in connection with debt-for-equity exchange	545	—	—	545	—
Litigation matter	—	—	(6)	—	—
Other	(4)	4	2	22	3
Non-GAAP interest and other income (expense), net	$(24)	$(45)	$(84)	$(113)	$(262)

GAAP income tax expense (benefit)	$154	$120	$(698)	$429	$(608)
Income tax adjustments	48	27	710	59	741
Non-GAAP income tax expense	$202	$147	$12	$488	$133

WESTERN DIGITAL CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Nine Months Ended
	April 3, 2026	January 2, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP net income from continuing operations	$3,205	$1,842	$772	$6,229	$1,391
Amount allocated to preferred shareholders	(33)	(40)	(17)	(113)	(36)
GAAP diluted net income from continuing operations attributable to common shareholders	$3,172	$1,802	$755	$6,116	$1,355

GAAP net income from continuing operations	$3,205	$1,842	$772	$6,229	$1,391
Gross profit adjustments	8	11	8	29	47
Operating expense adjustments	89	100	(172)	243	(107)
Interest and other expense (income) adjustments	(2,193)	(1,099)	602	(3,881)	609
Income tax adjustments	(48)	(27)	(710)	(59)	(741)
Non-GAAP net income from continuing operations	1,061	827	500	2,561	1,199
Amount allocated to preferred shareholders	(13)	(20)	(13)	(53)	(33)
Non-GAAP diluted net income from continuing operations attributable to common shareholders	$1,048	$807	$487	$2,508	$1,166

Diluted weighted average shares:
GAAP	387	381	358	381	358
Benefit of shares related to capped call transactions(2)	(2)	(3)	(6)	(4)	(7)
Non-GAAP	385	378	352	377	351

Diluted net income from continuing operations per common share:
GAAP	$8.20	$4.73	$2.11	$16.05	$3.79
Non-GAAP	$2.72	$2.13	$1.38	$6.65	$3.32

Cash flows(3)
Cash flows provided by operating activities	$1,123	$745	$508	$2,540	$945
Purchases of property, plant and equipment, net	(145)	(92)	(128)	(310)	(336)
Activity related to Flash Ventures, net	—	—	56	—	148
Free cash flow	$978	$653	$436	$2,230	$757

(1) GAAP and non-GAAP gross margin, as well as GAAP and non-GAAP operating margin, are calculated by dividing GAAP and non-GAAP gross profit, as well as GAAP and non-GAAP operating income, respectively, by Revenue, net.
(2) Beginning with the three months ended October 3, 2025, the company calculates non-GAAP diluted net income from continuing operations per common share based on non-GAAP diluted weighted average shares, which include the benefit of shares related to capped call transactions. Calculations of amounts presented for prior periods have been revised to conform to the new presentation.
(3) Cash flows are presented on a consolidated basis and include the results of Sandisk through the Separation Date.

Discussion Regarding the Use of Non-GAAP Financial Measures
To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release sets forth certain financial measures that are not calculated in accordance with GAAP (“non-GAAP measures”). These non-GAAP measures, which are detailed in the reconciliation tables above, are not alternatives for measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. The company believes the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these non-GAAP measures exclude, as applicable, stock-based compensation expense; charges related to a litigation matter; business realignment charges; (gain) loss on retained interest in Sandisk; costs in connection with debt-for-equity exchange; other adjustments; and income tax adjustments. The company believes these measures, along with the related reconciliations to the GAAP measures, provide additional detail and comparability for assessing the company’s results. These non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Litigation matter. In previous periods, the company had recognized expenses related to a judgment in a patent litigation matter, which consisted of an award of damages, interest, estimated plaintiff legal costs and other charges. A portion of these expenses were reversed upon a subsequent settlement with the plaintiff. The company believes these charges and subsequent reversals do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business.

Business realignment charges. From time to time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may incur charges in connection with actions to terminate employees, impair assets or otherwise restructure its operations. These charges are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

(Gain) loss on retained interest in Sandisk. The company retained an ownership interest in Sandisk at the time of the Separation and has recognized gains on the mark-to-market adjustment of such interest. The company believes these adjustments do not reflect the company’s operating results and are not indicative of the underlying performance of its business.

Costs in connection with debt-for-equity exchange. In connection with the company’s monetization of a portion of its retained interest in Sandisk following the Separation, the company recognized costs, including a discount on Sandisk shares, in connection with a debt-for-equity exchange. The company believes these costs do not reflect the company’s operating results and are not indicative of the underlying performance of its business.

Other adjustments. From time to time, the company records costs, charges, and benefits that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments represent the difference between income taxes based on a forecasted annual GAAP tax rate and a forecasted annual non-GAAP tax rate, which have been adjusted to account for the tax effects of items excluded from non-GAAP pre-tax income as well as the tax effects of non-recurring and period-specific tax items. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

As described above, the company also presents the following non-GAAP financial measures:

Non-GAAP diluted weighted average shares. Beginning with the three months ended October 3, 2025, the company calculates non-GAAP diluted net income from continuing operations per common share based on non-GAAP diluted weighted average shares and has also adjusted the prior year periods to conform to the new presentation. Management uses non-GAAP diluted weighted average shares to evaluate — in addition to the potential dilution due to the outstanding restricted stock units and the dilution from the 2028 convertible notes that are included in GAAP diluted weighted average shares — the benefit expected to be provided by existing capped call transactions entered into in connection with the 2028 convertible notes to offset the dilutive impact of the convertible notes, up to their capped limit. In periods where the quarterly average stock price per share exceeds the conversion price of the 2028 convertible notes, non-GAAP diluted weighted average shares includes the anti-dilutive impact of the company’s capped call transactions, up to the capped call price of $50.41 per share.

Free cash flow. Free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net, and the pre-Separation activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company’s business, making strategic acquisitions, returning capital to investors, repaying debt and strengthening the balance sheet.

Non-GAAP Guidance
This press release contains forward-looking estimates of certain non-GAAP financial measures for the fiscal fourth quarter of 2026 (“Q4FY26”). We provide these non-GAAP measures to investors on a prospective basis because certain information necessary to reconcile such guidance to GAAP is difficult to predict and estimate or cannot be allocated or quantified with certainty and is often dependent on future events that may be uncertain or outside of our control. Accordingly, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are not available without unreasonable effort.

The known adjustments to our non-GAAP guidance for Q4FY26 and details on how our non-GAAP tax rate guidance is determined are provided below:
•Non-GAAP gross margin guidance excludes stock-based compensation expense, totaling approximately $10 million.
•Non-GAAP operating expenses guidance excludes stock-based compensation and other expenses, totaling approximately $40 million.
•Non-GAAP diluted net income per common share guidance excludes the items described above, totaling approximately $50 million.
•Non-GAAP diluted net income per common share guidance is calculated based on non-GAAP diluted weighted average shares, which includes the benefit of 2 million shares expected to be provided by existing capped call transactions entered into in connection with our convertible senior notes due 2028 to offset the dilutive impact of the convertible notes, up to their capped limit.
•Non-GAAP tax rate guidance is determined based on a percentage of non-GAAP pre-tax income or loss. Our estimated non-GAAP tax rate may differ from our GAAP tax rate due to: (i) the tax effects of items excluded from our non-GAAP pre-tax income or loss; (ii) the tax effects of non-recurring and period-specific items; and (iii) our accrual of GAAP income taxes and non-GAAP income taxes, which are calculated in each interim period using our best estimates of income taxes for the full year.

In addition to the adjustments to our forward-looking non-GAAP financial measures described above, reconciliations to comparable forward-looking GAAP financial measures may include additional adjustments that are not available without unreasonable effort. These additional adjustments may include unanticipated changes in our GAAP effective tax rate, unanticipated charges related to business realignment, unanticipated litigation matters, mark-to-market gains or losses on our retained shares of Sandisk, and other unanticipated gains, losses, and impairments, and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

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Contacts:
Western Digital Corporation

Investor Contact:	Media Contact:
Ambrish Srivastava	Media Relations
408.717.9765	408.801.0021
ambrish.srivastava@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com